UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022

Casa Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38324	75-3108867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts		01810
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 688-6706

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CASA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2022, Casa Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Verizon Ventures LLC (the “Purchaser”) providing for the private placement (the “Private Placement”) to the Purchaser of an aggregate of 9,323,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $4.24 per share, for an aggregate purchase price of approximately $39,529,520. The closing of the Private Placement occurred on April 18, 2022 (the “Closing”).

The SPA requires the Company to register the resale of the Shares and any other shares of common stock of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of the Shares or otherwise held by the Purchaser and its affiliates. The Company is required to prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days of the Closing, and to use commercially reasonable efforts to have the resale registration statement declared effective within 30 days of filing the resale registration statement if there is no review by the SEC, or within 120 days following the Closing in the event of such review.

The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

The securities issued to the Purchaser under the SPA were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchaser.

The sale of the securities pursuant to the SPA has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The foregoing descriptions of the SPA and the registration rights are not complete and are qualified in their entirety by references to the full text of the SPA, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated by reference herein.

Verizon additionally awarded the Company a multi-year purchase contract with Verizon Sourcing LLC. Under the terms of that commercial contract, the Company will provide its 5G Core Network Functions to Verizon, helping power Verizon’s public Mobile Edge Compute (MEC) service offering.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.

Item 7.01.	Regulation FD.

On April 18, 2022, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of April 18, 2022, among Casa Systems, Inc. and Verizon Ventures LLC.

99.1	Press release of Casa Systems, Inc. dated April 18, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2022	Casa Systems, Inc.

	By:	/s/ Jerry Guo
Jerry Guo
President, Chief Executive Officer and Chairman